Exhibit 99.1

NEXGEL Announces $975,000 Registered Direct Offering Led by Insiders

LANGHORNE, Pa. – February 21, 2024 - NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: NXGL), a leading provider of medical and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels for healthcare and consumer applications, today announced it has entered into definitive agreements for the issuance and sale of an aggregate of 462,090 of its shares of common stock and the issuance of warrants to purchase up to an aggregate of 231,040 shares of common stock for a combined offering purchase price of $2.11 per share of common stock in a registered direct offering priced. The warrants will have an exercise price of $4.00 per share and be exercisable immediately upon issuance and have a term of five years from the date of issuance.

NEXGEL insiders, including members of the management team and Board of Directors, participated in the offering. Insiders are subject to a six-month lock-up period from the date of closing. The gross proceeds from the offering are approximately $975,000, before deducting offering expenses.

Adam Levy, CEO of NEXGEL, commented, “After capital expenditures and strategic acquisition investments made in 2023, management and the Board agreed to provide additional working capital to the Company along with existing and new investors. We believe this capital will allow us to comfortably continue to operate the business and strengthens our balance sheet as we approach significant growth opportunities in the remainder of this year.”

Alere Financial Partners, LLC, a division of Cova Capital Partners, LLC acted as the exclusive placement agent for the offering.

This offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-264282) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, which was declared effective by the SEC on June 7, 2023. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from Cova Capital Partners LLC, 6851 Jericho Turnpike, Suite 205, Syosset, New York 11791, or by telephone at (866) 772-8081.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include Silverseal, Hexagels, Turfguard, Kenkoderm, and Dermablock. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

valter@kcsa.com